UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  September 27, 2010

ALLOY STEEL INTERNATIONAL, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32875	98-0233941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alloy Steel International, Inc.
42 Mercantile Way Malaga
P.O. Box 3087 Malaga D C 6945
Western Australia
(Address of principal executive offices)

61 (8) 9248 3188
(Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2010, Alloy Steel International, Inc. (the “Company”) entered into an Indemnification Agreement with (i) Gene Kostecki, Chairman and Chief Executive Officer of the Company, and (ii) Barry Woodhouse, Chief Financial Officer of the Company (collectively, the “Indemnification Agreements”).

The Indemnification Agreements provide indemnification in addition to the indemnification provided by the Company’s certificate of incorporation, by-laws and applicable law.  Among other things, the Company agrees to advance or reimburse expenses incurred by Mr. Kostecki and Mr. Woodhouse in certain proceedings, as described in the Indemnification Agreements.

The foregoing description of the Indemnification Agreements is a general description only and is qualified in its entirety by reference to the Indemnification Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this report and are incorporated herein by reference.

Item 8.01 Other Events.

Alloy Steel International, Inc. today announced that it intends to file Form 15 with the Securities and Exchange Commission (the “SEC”) today in order to effect a termination of registration of its common stock under the Securities and Exchange Act of 1934.

Upon the filing of Form 15, Alloy’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.  Alloy expects the registration of its common stock will be terminated 90 days after the filing of Form 15 with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished as part of this Report:

Exhibit No.	Description

99.1	Press Release

10.1	Indemnification Agreement with Gene Kostecki

10.2	Indemnification Agreement with Barry Woodhouse

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY STEEL INTERNATIONAL, INC.

Date: September 27, 2010	By:	/s/ Gene Kostecki
Gene Kostecki, President and
Chief Executive Officer

ALLOY STEEL INTERNATIONAL, INC.
EXHIBIT INDEX

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release

10.1	Indemnification Agreement with Gene Kostecki

10.2	Indemnification Agreement with Barry Woodhouse